SUBSIDIARIES OF THE COMPANY


                                                                                      Names Under
                                         State or Other Jurisdiction of          Which the Subsidiary
Subsidiary                               Incorporation or Organization               Does Business
----------                               -----------------------------               -------------
Bogen Corporation                        Delaware                              Bogen Corporation
  (a) Bogen Communications, Inc.(1)      Delaware                              Bogen Communications, Inc.

Speech Design GmbH                       Gremering, Germany                    Speech Design GmbH
  (b) Satelco AG (2)                     Switzerland                           Satelco AG
  (c) Speech Design (Israel) Ltd.(3)     Israel                                Speech Design (Israel)
  (d) Speech Design (UK) Ltd.(4)         United Kingdom                        Speech Design (UK)


(1) Bogen Communications, Inc. is a wholly owned subsidiary of Bogen Corporation

(2) Satelco AG is a 67% owned subsidiary of Speech Design GmbH

(3) Speech Design (Israel) Ltd. is a 100% owned subsidiary of Speech Design GmbH

(4) Speech Design (UK) Ltd. is a 100% owned subsidiary of Speech Design GmbH